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                                                                  EXHIBIT 3.i.13


                                     [LOGO]


                               SECRETARY OF STATE

                                   NAME CHANGE
                          CERTIFICATE OF QUALIFICATION

                                     1875889

I, BILL JONES, secretary of State of the State of California, hereby certify:
That on the 19TH DAY OF MAY, 1999, there was filed in this office an Amended Statement and Designation by Foreign Corporation whereby the corporate name of INTERNATIONAL ACUVISION SYSTEMS, INC., a corporation organized and existing under the laws of DELAWARE, was changed to ACUBID.COM INC.. This corporation Complied with the requirements of California law in effect on that date for the purpose of qualifying to transact intrastate business in the State of California and as of said date has been and is qualified and authorized to transact intrastate business in the State of California, subject however, to any licensing requirements otherwise imposed by the laws of this State.

                                            IN WITNESS WHEREOF, I execute
                                            this certificate and affix the
                                            Great Seal of the State of
                                            California this day of May 24,
                                            1999.

                                            /s/ BILL JONES

          [SEAL]                            BILL JONES
                                            Secretary of State



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1875887                                                  FILED
AMENDED STATEMENT BY                    In the office of the Secretary of State
FOREIGN CORPORATION                            of the State of California
                                                      MAY 19 1999
                                                     /s/ Bill Jones
                                            BILL JONES, Secretary of State

                                AcuBid.com Inc.
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                             (Name of Corporation)

                                    , a corporation organized and existing
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under the laws of      Delaware      , and which is presently qualified for the
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                  (State or Place of Incorporation)
transaction of intrastate business in the State of California, makes the following statement:


That the name of the corporation has been changed to that hereinabove set forth and that the name relinquished at the time of such change was
                                                              -----------------
International AcuVision Systems, Inc.
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                                                    AcuBid.COM Inc.
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                                                 (Name of Corporation)

                                                /s/ LAWRENCE A. SCHAFFER
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                                            (Signature of Corporate Officer)

                                            Lawrence A. Schaffer, President
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                                        (Typed Name and Title of Officer Signing


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